EXHIBIT 3.1

[Revised as of 9/25/11]

AMENDED and RESTATED BY-LAWS

of

STEINWAY MUSICAL INSTRUMENTS, INC.

AMENDED and RESTATED BY-LAWS

of

STEINWAY MUSICAL INSTRUMENTS, INC.

ARTICLE I

Stockholders

Section 1.1            Annual Meeting.  Except as otherwise provided in Section 1.10 of these By-Laws, an annual meeting of stockholders of the Corporation for the election of directors and for the transaction of any other proper business shall be held at such time and date in each year as the Board of Directors, the Chairman or the President may from time to time determine.  The annual meting in each year shall be held at such hour on said day and at such place within or without the State of Delaware as may be fixed by the Board of Directors, or if not so fixed, at the principal business office of the Corporation at 800 South Street, Suite 305, Waltham, Massachusetts  02453.

Section 1.2            Special Meetings.  A special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board, if any, or the President or any Vice President, and shall be called by the Chairman of the Board, if any, or the President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of Directors.  Any such request shall state the purpose or purposes of the proposed meeting.

Section 1.3            Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing by all stockholders entitled to vote at the meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.4            Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws in respect of the vote required for a specified action, at any meeting of stockholders the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.3 of these By-Laws, notice need not be given of the adjourned meeting.

Section 1.5            Voting.  Except as otherwise provided by law, or by the Certificate of Incorporation or by these By-Laws, whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereon.

Except as otherwise provided by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Section 1.6            Presiding Officer and Secretary.  At every meeting of stockholders the Chairman of the Board, or in his or her absence (or if there be none) the President, or in his or her absence a Vice President, or, if none be present, the appointee of the meeting, shall preside.  The Secretary, or in his or her absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

Section 1.7            Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  Every proxy shall be signed by the stockholder or by his duly authorized attorney.

Section 1.8            List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.9            Advance Notice.

(a)           Timely Notice.  At any annual or special meeting of stockholders of the Corporation, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before such meeting.  To be properly brought before any meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof or the person so authorized to call such meeting in accordance with Section 1.1 or 1.2, as applicable, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any duly authorized committee thereof or the person so authorized to call such meeting in accordance with Section 1.1 or 1.2, as applicable, or (iii) otherwise properly brought before a meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.9.  In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action.  For business (including, but not limited to, director nominations) to be properly brought before a meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 1.9(a) or Section 1.9(c) below, as applicable, in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (“Public Disclosure”).  To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal business office of the Corporation: (x) with respect to an annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other meeting of stockholders, the close of business on the 10th day following the date of Public Disclosure of the date of such meeting.  In no event shall the Public Disclosure of an adjournment or postponement of a meeting commence a new notice time period (or extend any notice time period).

(b)           Stockholder Nominations.  For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c)           Other Stockholder Proposals.  For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the meeting:  (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act, and (iii) the information required by Section 1.9(b)(vi) above.

(d)           Proxy Rules.  The foregoing notice requirements of Section 1.9(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at a meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(e)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board of Directors or any duly authorized committee thereof or (y) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.9.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 1.9 shall be delivered to the Secretary at the principal business office of the Corporation not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(f)            Effect of Noncompliance.  Notwithstanding anything in these By-laws to the contrary:  (i) no nominations shall be made or business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 1.9, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at a meeting pursuant to this Section 1.9 does not provide the information required under this Section 1.9 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.  The requirements of this Section 1.9 shall apply to any business or nominations to be brought before a meeting by a stockholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation.  The requirements of this Section 1.9 are included to provide the Corporation notice of a stockholder’s intention to bring business or nominations before a meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before a meeting.

Section 1.10         Written Consent of Stockholders in Lieu of Meeting.

(a)           Action by Written Consent.  Any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record on the record date (established as provided below) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the

Corporation.  Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than sixty days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.  Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.  Notwithstanding the foregoing, in the event that Kyle R. Kirkland and Dana D. Messina, collectively, cease to have, directly or indirectly, voting control of at least 50% of the voting securities of the Corporation entitled to vote generally in the election of directors, any action to be taken by the stockholders of the Company will be required to be conducted at an annual or special meeting of the stockholders and may not be taken by written consent without a meeting.

(b)           Advance Notice for Action by Written Consent.  Without qualification, to the extent stockholder action by written consent is permitted by law or by the Certificate of Incorporation notwithstanding Section 1.10(a), any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form (as described below) and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.  Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 1.10(b) from any such stockholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the record date for determining stockholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 1.10, and (ii) the record date for determining stockholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.  To be in proper form for purposes of this Section 1.10, a request by a stockholder for the Board of Directors to fix a record date shall set forth: (i) a reasonably detailed description of the action or actions proposed to be taken by written consent, the reasons for taking such action or actions, and the text of the resolutions or consent proposed to be acted upon by written consent of the stockholders; (ii) if such action includes the election of any member of the Board of Directors, (A) as to each Soliciting Person (as defined below), the information set forth in subclauses (A) through (D) of clause (v) of Section 1.9(b) above, and (B) as to each nominee or person to be elected, the information set forth in clauses (i) through (iv) of Section 1.9(b) and such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee or person to serve as an independent director of the

Corporation; and (iii) if such action includes any matter other than the election of directors, the information set forth in Section 1.9(c) (except that, in each such case, for purposes of this Section 1.10(b), the term “Soliciting Person” shall be substituted for the term “Proposing Stockholder” in all relevant places it appears in Section 1.9, and the references to meetings shall apply to such written consent).  For purposes of this Section 1.10, the term “Soliciting Person” shall mean (i) the stockholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate of such stockholder or beneficial owner, and any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.

(c)           Effect of Noncompliance.  Notwithstanding anything in these By-laws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 1.10.  If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this Section 1.10, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 1.10, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.  In addition to the requirements of this Section 1.10 with respect to stockholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.  The requirements of this Section 1.10 are included to provide the Corporation notice of a stockholder’s intention to act by written consent and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to acting by written consent.

ARTICLE II

Directors

Section 2.1            Number of Directors.  The Board of Directors shall consist of no less than three and no more than eleven directors, such number to be fixed from time to time by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors, or by a resolution of the Board of Directors passed by a majority of the whole Board of Directors, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to Section 2.5 of these By-Laws at the time of such decrease.

Section 2.2            Election and Term of Directors.  Directors shall be elected annually, by election at the annual meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of such meeting.  If the annual election of directors is not held on the date designated therefore, the directors shall cause such election to be held as soon thereafter as convenient.  Each director shall hold office from the time of his or her election and qualification until his successor is elected and qualified or until his or her earlier resignation, or removal.

Section 2.3            Vacancies and Newly Created Directorships.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of a meeting.  Except as otherwise provided by law, vacancies and such newly created directorships may also be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 2.4            Resignation.  Any director may resign at any time upon written notice to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 2.5            Removal.  Any or all of the directors may be removed at any time, with or without cause, by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors. Notwithstanding the foregoing, in the event that Kyle R. Kirkland and Dana D. Messina, collectively, cease to have, directly or indirectly, voting control of at least 50% of the voting securities of the Corporation entitled to vote generally in the election of directors, a director may not be removed without cause.

Section 2.6            Meetings.  Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware.  Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.  An annual meeting of the Board of Directors shall be held after each annual election of directors.  If such election occurs at an annual meeting of stockholders, the annual meeting of the Board of Directors shall be held at the same place immediately following such meeting of stockholders, and no notice thereof need be given.  If an annual election of directors occurs by written consent in lieu of the annual meeting of stockholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Corporation as is practicable, either at the next regular meeting of the Board of Directors or at a special meeting.  The Board of Directors may fix times and places for regular meetings of the Board and no notice of such meetings need be given.  A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President or by at least one-third of the directors for the time being in office, at such time and place as shall be specified in the notice or waiver thereof.  Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, postage prepaid, not later than the second day before the meeting, or personally or by telegraphing or telephoning the same not later than the day before the meeting.

Section 2.7            Quorum and Voting.  A majority of the total number of directors shall constitute a quorum for the transaction of business, but, if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned.  Except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8            Written Consent of Directors in Lieu of a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.9            Compensation.  Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

Section 2.10         Contracts and Transactions Involving Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereon, or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE III

Committee of the Board of Directors

Section 3.1            Appointment and Powers.  The Board of Directors may from time to time, by resolution passed by majority of the Board, designate one or more committees, each committee to consist of one or more directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law.  Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Any such committee may adopt rules governing the method of calling and time and place of holding its meetings.  Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.  Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors proceedings and shall report thereon to the Board of Directors whenever requested so to do.  Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the whole Board.

ARTICLE IV

Officers, Agents and Employees

Section 4.1            Appointment and Term of Office.  The officers of the Corporation may include a President, a Secretary and a Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.  All such officers shall be appointed by the Board of Directors or by a duly authorized committee thereof.  Any member of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.  Except as may be prescribed otherwise by the Board of Directors or a committee thereof in a particular case, all such offices shall hold their offices at the pleasure of the Board for an unlimited term and need not be reappointed annually or at any other periodic interval.  The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

Section 4.2            Resignation and Removal.  Any officer may resign at any time upon written notice to the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time.  The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee.  Such removal shall be without prejudice to a person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 4.3            Compensation and Bond.  The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control.  The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

Section 4.4            Chairman of the Board.  The Chairman of the Board, if there be one, shall preside at all the meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him or her by the Board of Directors.

Section 4.5            President.  The President shall be the chief executive officer of the Corporation.  In the absence of the Chairman of the Board (or if there be none), he or she shall preside at all meetings of the stockholders and of the Board of Directors.  He or she shall have general charge of the business affairs of the corporation.  He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers.  The President may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation.  The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

Section 4.6            Vice Presidents.  Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe.  In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President.  The performance of any duty by a Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.

Section 4.7            Treasurer.  The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize.  He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation.  He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the President or the Board of Directors.

Section 4.8            Secretary.  The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the stockholders or directors in lieu of a meeting.  He or she shall attend to the giving and serving of all notices of the Corporation.  He or she shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required.  He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors.  He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board of Directors.

Section 4.9            Assistant Treasurers.  In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer.  The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.  An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

Section 4.10         Assistant Secretaries.  In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary.  The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.  An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

Section 4.11         Delegation of Duties.  In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other office or upon any director.

Section 4.12         Loans to Officers and Employees; Guaranty of Obligations of Officers and Employees.  The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any subsidiary, including any officer or employee who is a director of the Corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitations, a pledge of shares of stock of the Corporation.

ARTICLE V

Indemnification

Section 5.1            Indemnification of Directors, Officers, Employees and Agents.  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if, as and to the fullest extent authorized by applicable law, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding.  Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by statute.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.  The indemnification and advancement of expenses provided by, or granted pursuant to, this By-Law or statute in a specific case shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be  director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VI

Common Stock

Section 6.1            Certificates; Uncertificated Shares.  The Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued.  Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder.  Any certificates issued to any shareholder of the Corporation shall be signed in the name of the Corporation by the Chairman or a Vice Chairman of

the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Such certificates may be sealed with the seal of the Corporation or a facsimile thereof.  Any of or all the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

To the extent required by Delaware law, within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to § 151 of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2            Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.  Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.  The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these By-Laws and the law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation.

Section 6.3            Lost, Stolen or Destroyed Certificates.  The Corporation may issue (i) a new stock certificate or certificates or (ii) uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.  The Board of Directors may require such owner to satisfy other reasonable requirements.

Section 6.4            Stockholder Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived by all stockholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the first written consent is expressed by the filing thereof with the Corporation as provided in Section 1.10 of these By-Laws, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Seal

Section 7.1            Seal.  The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words “Corporate Seal”

and “Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

Waiver of Notice

Section 8.1            Wavier of Notice.  Whenever notice is required to be given by statute, or under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  In the case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or proxy duly appointed in writing.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee or directors need be specified in any written wavier of notice.

ARTICLE IX

Checks, Notes, Drafts, Etc.

Section 9.1            Checks, Notes, Drafts, Etc.  Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

ARTICLE X

Amendments

Section 10.1         Amendments.  These By-Laws or any of them may be altered or repealed, and new By-Laws may be adopted, by the stockholders by vote at a meeting or by written consent without a meeting.  The Board of Directors shall also have power, by a majority vote of the whole Board of Directors, to alter or repeal any of these By-Laws, and to adopt new By-Laws.

ARTICLE XI

Emergency By-Laws

Section 11.1         Emergency By-Laws.  The Emergency By-Laws provided in this Section 11.1 shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, notwithstanding any different provision in the preceding By-Laws or in the Certificate of Incorporation or in any law.  To the extent not inconsistent with the provisions of this Section, the By-Laws of the Corporation shall remain in effect during any emergency and upon its termination the Emergency By-Laws shall cease to be operative.  Any amendments of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

During any such emergency:  (A)  A meeting of the Board of Directors or a committee thereof may be called by any officer or director of the Corporation.  Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication.  Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting;  (B)  The director or directors in attendance at the meeting shall constitute a quorum;  (C)  The officers and other persons designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board of Directors, be deemed directors for such meeting;  (D)  The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties;  (E)  The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do; and (F)  To the extent required to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the Corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

No officer, director or employee acting in accordance with any Emergency By-Laws shall be liable except for willful misconduct.

These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders.